Sun Bancorp, Inc.  [GRAPHIC OMITTED]                                NEWS RELEASE


Contact:
Dan A. Chila, EVP and Chief Financial Officer
(856) 691-7700


                           SUN BANCORP, INC. ANNOUNCES
                         PUBLIC OFFERING OF COMMON STOCK

VINELAND, N.J., October 10, 2003 -- Sun Bancorp, Inc. (NASDAQ: SNBC) today announced that it had filed with the Securities and Exchange Commission a Registration Statement relating to the proposed public offering of 1,300,000 shares of its common stock, par value $1.00 per share. The shares will be offered in a firm commitment underwritten offering managed by Sandler O'Neill & Partners, L. P.

         Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its banking subsidiary, Sun National Bank, provides a wide variety of community banking services through more than 70 Community Banking Centers in Southern and Central New Jersey, in the contiguous New Castle County market in Delaware, and in Philadelphia, Pennsylvania. The deposits of Sun National Bank are insured up to the legal maximum by the Federal Deposit Insurance Corporation. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.
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A registration  statement  relating to these  securities has been filed with the
Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The offering is being made only by means of a written prospectus. To obtain a copy of the written prospectus, please contact Sandler O'Neill & Partners, L.P. at 919 Third Avenue, Fifth Floor, New York, New York 10022.


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P.O. Box 849 o 226 Landis Avenue o Vineland, NJ 08360 o 856-691-7700 o Member FDIC
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